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                               AMENDMENT NO. 5 TO
                     TRANSFER AGENCY AND SERVICES AGREEMENT


          This Amendment No. 5, dated as of May 31, 2001, is entered into between GALAXY FUND II (the "Fund"), a Massachusetts business trust, PFPC INC. ("PFPC") (formerly known as First Data Investor Services Group, Inc.), a Massachusetts corporation, and FLEET NATIONAL BANK (the "Administrator").

          WHEREAS, the Fund, PFPC and the Administrator have entered into a Transfer Agency and Services Agreement, dated as of June 1, 1997, as subsequently amended (as so amended, the "Transfer Agency Agreement"), pursuant to which the Fund appointed PFPC to act as the transfer agent, dividend disbursing agent and agent in connection with certain other activities for the Fund's portfolios ("Portfolios"); and

          WHEREAS, Section 25.1 of Article 25 of the Transfer Agency Agreement provides, in part, that no change, termination, modification or waiver of any term or condition of the Transfer Agency Agreement shall be valid unless in writing signed by each party;

          NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

          1. Section 13.1 of Article 13 of the Transfer Agency Agreement is amended and restated in its entirety to read as follows:

               "13.1 This Agreement shall continue in effect with respect to each Portfolio of the Fund until May 31, 2004 ("Initial Term")."

          2. The following section is hereby added to the Fee Schedule on Schedule B of the Transfer Agency Agreement:

          "FEE WAIVERS FOR NEW PORTFOLIOS

          PFPC shall waive all fees for a period of three months from the commencement of operations of any new Portfolio which is established, provided that no fee shall be waived for any "shell" Portfolio created pursuant to a merger or acquisition."

          3. Except to the extent amended hereby, the Transfer Agency Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as amended hereby.

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          IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 5 as of the day and year first above written.

                                             GALAXY FUND II


                                             By:
                                                  ------------------------------
                                             Name:  John T. O'Neill
                                             Title: President


                                             PFPC INC.


                                             By:
                                                  ------------------------------
                                             Name:
                                             Title:


                                             FLEET NATIONAL BANK


                                             By:
                                                  ------------------------------
                                             Name:
                                             Title: